Exhibit 99.1

BigCommerce Announces Second Quarter 2023 Financial Results

Second Quarter Total Revenue of $75.4 Million, an Increase of 11% Versus Prior Year; Total ARR of $331.1 Million, an Increase of 12% Versus Prior Year. Enterprise ARR of $236.4 Million, an Increase of 14% Versus Prior Year.

AUSTIN, Texas – August 3, 2023 – BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), a leading Open SaaS ecommerce platform for fast-growing and established B2C and B2B brands, today announced financial results for its second quarter ended June 30, 2023.

“We hit two big milestones in the second quarter. We reached profitability on an adjusted EBITDA basis in June, and we delivered full-quarter positive free cash flow for the first time,” said Brent Bellm, CEO at BigCommerce. “We will continue the hard work required to achieve our long-term growth and profitability goals. With our recent leadership additions and product releases, I am confident we have the team, product, and execution ability to accomplish those goals.”

“Our results at the halfway point reflect progress in a number of areas,” said Daniel Lentz, CFO at BigCommerce. “Margin and cash flow improvements are notable and encouraging. The performance of the small business portion of our business has exceeded our expectations, and revenue and operating loss results have exceeded guidance. We continue to optimize for profitable growth in the midmarket and enterprise portions of our business as well.”

Second Quarter Financial Highlights:

•
Total revenue was $75.4 million, up 11% compared to the second quarter of 2022.
•
Total annual revenue run-rate (ARR) as of June 30, 2023 was $331.1 million, up 12% compared to June 30, 2022.
•
Subscription revenue was $56.1 million, up 10% compared to the second quarter of 2022.
•
ARR from accounts with at least one enterprise plan (“Enterprise Accounts”) was $236.4 million as of June 30, 2023, up 14% from June 30, 2022.
•
ARR from Enterprise Accounts as a percent of total ARR was 71% as of June 30, 2023, compared to 70% as of June 30, 2022.
•
GAAP gross margin was 75%, compared to 75% in the second quarter of 2022. Non-GAAP gross margin was 77%, compared to 77% in the second quarter of 2022.

Other Key Business Metrics

•
Number of enterprise accounts was 5,929, up 9% compared to the second quarter of 2022.
•
Average revenue per account (ARPA) of enterprise accounts was $39,870, up 5% compared to the second quarter of 2022.
•
Revenue in the Americas grew by 9% compared to the second quarter of 2022.
•
Revenue in EMEA grew by 27% and revenue in APAC grew by 3% compared to the second quarter of 2022.

Operating Income/(Loss)

•
GAAP operating loss was ($20.9) million, compared to ($39.1) million in the second quarter of 2022.

Exhibit 99.1

•
Non-GAAP operating loss was ($3.4) million, compared to ($13.7) million in the second quarter of 2022.

Net Income/(Loss) and Earnings Per Share

•
GAAP net loss was ($19.1) million, compared to ($39.6) million in the second quarter of 2022.
•
Non-GAAP net loss was ($1.5) million or (2%) of total revenue, compared to ($14.1) million or (21%) of total revenue in the second quarter of 2022.
•
GAAP net loss per share was ($0.25) based on 74.8 million weighted-average shares of common stock outstanding, compared to ($0.54) based on 73.1 million weighted-average shares of common stock outstanding in the second quarter of 2022.
•
Non-GAAP net loss per share was ($0.02) based on 74.8 million weighted-average shares of common stock outstanding, compared to ($0.19) based on 73.1 million weighted-average shares of common stock outstanding in the second quarter of 2022.

Adjusted EBITDA

•
Adjusted EBITDA was ($2.5) million, compared to ($12.9) million in the second quarter of 2022. Note: In comparison to prior year, results also include the removal of Other Income and Expense from Adjusted EBITDA, which was ($0.3) million for the three months ended June 30, 2022.

Cash

•
Cash, cash equivalents, restricted cash, and marketable securities totaled $298.5 million as of June 30, 2023.
•
For the six months ended June 30, 2023, net cash used in operating activities was ($6.1 million), compared to ($35.9) million for the same period in 2022. We reported free cash flow of ($8.2) million.
•
For the three months ended June 30, 2023, operating cash flow was $14.7 million, compared to ($13.9) million for the same period in 2022. We reported free cash flow of $13.7 million.

Business Highlights:

•
Corporate Highlights: BigCommerce hired technology industry veteran and experienced ecommerce sales leader Steven Chung as its president. Beginning Aug. 14, Chung will oversee BigCommerce’s sales, marketing and services organizations, consolidating the company’s go-to-market teams to fuel BigCommerce’s leadership in global ecommerce. Chung joins BigCommerce from Delphix, where, as president, he led the company’s strategic and commercial operations globally, including sales, business development, marketing, customer success, technical services, product support, solutions engineering, partnerships and office of the CTO. Chung previously held sales leadership roles at PagerDuty, a global SaaS company, and Demandware, where he led consecutive years of rapid growth resulting in a $2.8 billion acquisition by Salesforce in July 2016. Earlier in the quarter, the company announced the retirements of chief financial officer Robert Alvarez and chief legal officer Jeff Mengoli. Previous senior vice president of finance and investor relations Daniel Lentz was named the new CFO. Chuck Cassidy, previous vice president and associate legal counsel, was named general counsel. BigCommerce also hired Hubert Ban as the company’s chief accounting officer, replacing vice president of accounting and principal accounting officer Thomas Aylor. Ban joined BigCommerce from Salesforce, where he worked since 2008 and served as senior vice president of SEC reporting and technical accounting since 2020. In June, BigCommerce was named a Major Contender in Everest Group’s 2023 Digital Commerce Platform PEAK Matrix, scoring second highest among competitors in both Visibility and Capability. In July, the company achieved 24 out of 24 total medals in the 2023 Paradigm B2B Combines for Digital Commerce Solutions (Enterprise and Midmarket Editions), surpassing previous analyst evaluations for the fourth consecutive year. BigCommerce increased its rankings in a total of six categories in both Editions, solidifying its position as a preferred ecommerce platform for midmarket and enterprise B2B brands looking to grow and scale their business.

Exhibit 99.1

•
Product Highlights: In July, BigCommerce announced it will add new AI-powered features to its platform, leveraging Google Cloud’s AI technologies. With the new features, enterprise merchants will have the potential to improve operational efficiencies, elevate customer experiences, enhance product discovery and help drive more sales. BigCommerce AI-powered solutions will start to be globally available by the end of 2023. By automating processes with AI across their ecommerce operations, merchants can save time and improve operational efficiency and productivity by using AI algorithms to streamline workflows, accelerate product development cycles, reduce costs and accelerate time-to-market. The company also announced plans to add new functionality to its multi-storefront (MSF) offering to expand the ability of merchants to reach and sell to consumers regardless of where they live, what language they speak or what currency they use. Building on BigCommerce’s powerful enterprise-grade multi-storefront functionality, international enhancements for MSF will enable merchants to create localized experiences with unique content and settings for each storefront.

•
Merchant Highlights: Barbecues Galore, an Australian merchant selling grills, grilling accessories and outdoor furniture, became the first merchant transacting with B2B Edition Multi-Storefront, and they went live in just 12 weeks. Square Enix, the company behind some of the world’s most popular gaming franchises including Final Fantasy, Dragon Quest and Tomb Raider, launched multiple new stores to power their multi-language and multi-currency needs in North America, EMEA and APAC and enable their customers to purchase games across multiple platforms, including digital games redeemed through the Steam marketplace. US-based hunting, fishing and outdoor retailer Rogers Sporting Goods launched a new B2C site using our native Stencil framework and integrated with their Lightspeed point-of-sale system. BMW Group UK, a leading supplier of BMW and MINI original parts, partnered with Autofixa Solutions to launch new stores for both brands, featuring ERP integrations that sync inventory supplies and pricing data directly with the stores. Francesca’s, a popular women’s clothing brand with more than 450 stores, is taking advantage of BigCommerce’s Page Builder tool combined with a customized theme and customized checkout in order to deliver unique, free-spirited fashion and lifestyle products to its customers. Vinomofo, a leading online wine retailer in Australia and Singapore, launched a new headless store to enable horizontal and vertical growth, streamline business processes, enhance speed-to-market and cultivate user engagement. The DOM, an Australian direct outlet mall selling global brands, launched a new storefront powered by the first integration between BigCommerce and marketplace operator platform Marketplacer, developed entirely in-house by our partner Web Force 5. MKM Building Supplies, the largest independent builder's merchant in the UK with over 100 branches across England, Scotland and Wales, was honored with a MACH Impact Award for its new website built with headless technology to deliver a first-class digital purchasing experience for new and existing MKM customers. The project involved re-platforming the former MKM website to BigCommerce. The MACH Impact Awards honor the most globally innovative and impactful technology projects that utilize a composable commerce approach.

•
Partner Highlights: In May, the company announced a partnership with Oracle NetSuite, making available a NetSuite-provided integration that connects BigCommerce to NetSuite’s business system to help merchants streamline and automate financial, inventory and order management processes.

Exhibit 99.1

Q3 and 2023 Financial Outlook:

For the third quarter of 2023, the Company currently expects:

•
Total revenue between $76.3 million to $79.3 million, implying a year-over-year growth rate of 5% to 10%.
•
Non-GAAP operating loss is expected to be between $1.0 million to $5.0 million.

For the full year 2023, the Company currently expects:

•
Total revenue between $304.0 million and $310.0 million, translating into a year-over-year growth rate of 9% and 11%.
•
Non-GAAP operating loss between $10.2 million and $15.2 million.

The Company’s third quarter and 2023 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to Non-GAAP operating loss, and similarly cannot provide a reconciliation between its forecasted Non-GAAP operating loss and Non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 4:00 p.m. CT (5:00 p.m. ET) on Thursday, August 3, 2023, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 634-1254 from the United States and Canada or (412) 317-6012 internationally and requesting to join the “BigCommerce conference call.” The live webcast of the conference call and other materials related to BigCommerce’s financial performance can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, August 10, 2023, a telephone replay will be available by dialing (877) 344-7529 from the United States, (855) 669-9658 from Canada or (412) 317-0088 internationally with conference ID 4691046. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate and grow their businesses online. BigCommerce provides merchants sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Molton Brown, S.C. Johnson, Skullcandy, SoloStove, Ted Baker and Vodafone. Headquartered in Austin, BigCommerce has offices in London, Kyiv, San Francisco, and Sydney. For more information, please visit www.bigcommerce.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

Exhibit 99.1

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q3 and 2023 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly report on Form 10-Q filed with the SEC on August 4, 2023, and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management's good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring

Exhibit 99.1

and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Accounts with Greater than $2,000 ACV

We track the total number of accounts with annual contract value (“ACV”) greater than $2,000 (the “ACV threshold”) as of the end of a monthly billing period. To define this $2,000 ACV cohort, we include only subscription plan revenue and exclude partner and services revenue and recurring services revenue. We consider all stores and brands added and subtracted as of the end of the monthly billing period. This metric includes accounts that may have either one single store or brand above the ACV threshold or multiple stores or brands that together exceed the ACV threshold.

Enterprise Account Metrics

To measure the effectiveness of our ability to execute against our growth strategy, particularly within the mid-market and enterprise business segments, we calculate ARR attributable to Enterprise Accounts. We define Enterprise Accounts as accounts with at least one unique Enterprise plan subscription or an enterprise level feed management subscription (collectively “Enterprise Accounts”). These accounts may have more than one Enterprise plan or a combination of Enterprise plans and Essentials plans.

Average Revenue Per Account

We calculate average revenue per account (ARPA) for accounts above the ACV threshold at the end of a period by including customer-billed revenue and an allocation of partner and services revenue, where applicable. We allocate partner revenue, where applicable, primarily based on each customer’s share of GMV processed through that partner’s solution. For partner revenue that is not directly linked to customer usage of a partner’s solution, we allocate such revenue based on each customer’s share of total platform GMV. Each account’s partner revenue allocation is calculated by taking the account’s trailing twelve-month partner revenue, then dividing by twelve to create a monthly average to apply to the applicable period in order to normalize ARPA for seasonality.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, depreciation, amortization of acquisition-related intangible assets, interest income, interest expense, changes in fair value of financial instruments, restructuring charges, other non-operating income and expense and our provision for income taxes. The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Loss

We define Non-GAAP Operating Loss as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, amortization of acquisition-related intangible assets, and restructuring charges. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Loss

Exhibit 99.1

We define Non-GAAP Net Loss as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, amortization of acquisition-related intangible assets, restructuring charges and changes in fair value of financial instruments. The most directly comparable GAAP measure is our net loss.

Non-GAAP Net Loss per Share

We define Non-GAAP Net Loss per Share as our Non-GAAP Net Loss, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our net loss per share.

Free Cash Flow

We define Free Cash flow as our GAAP cash flow from operating activities plus our GAAP purchases of property and equipment (Capital Expenditures). The most directly comparable GAAP measure is our cash flow from operating activities.

Media Relations Contact Investor Relations Contact

Brad Hem Daniel Lentz

PR@BigCommerce.com InvestorRelations@BigCommerce.com

Exhibit 99.1

Consolidated Balance Sheet

(in thousands)

	June 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$74,517	$91,573
Restricted cash	1,114	1,457
Marketable securities	222,890	211,941
Accounts receivable, net	52,151	51,899
Prepaid expenses and other assets	13,455	11,206
Deferred commissions	6,995	6,171
Total current assets	371,122	374,247
Property and equipment, net	10,362	9,083
Operating lease, right-of-use-assets	5,042	5,887
Prepaid expenses and other assets, net of current portion	728	470
Deferred commissions, net of current portion	6,985	7,037
Intangible assets, net	23,517	27,583
Goodwill	49,749	49,749
Total assets	$467,505	$474,056
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$6,485	$7,013
Accrued liabilities	3,673	2,937
Deferred revenue	28,245	17,783
Current portion of long-term debt	399	—
Current portion of operating lease liabilities	2,563	2,609
Other current liabilities	50,138	48,444
Total current liabilities	91,503	78,786
Deferred revenue, net of current portion	712	1,759
Long-term debt	339,036	337,497
Operating lease liabilities, net of current portion	8,695	10,008
Other long-term liabilities, net of current portion	639	334
Total liabilities	440,585	428,384
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000 shares authorized at June 30, 2023 and December 31, 2021; 0 shares issued and outstanding, at June 30, 2023 and December 31, 2022.	—	—
Common stock, $0.0001 par value; 500,000 shares Series 1 authorized at June 30, 2023 and December 31, 2022; 75,064 and 73,945 shares Series 1 issued and outstanding at June 30, 2023 and December 31, 2022, respectively.	7	7
Additional paid-in capital	598,657	576,851
Accumulated other comprehensive loss	(572)	(1,199)
Accumulated deficit	(571,172)	(529,987)
Total stockholders’ equity	26,920	45,672
Total liabilities and stockholders’ equity	$467,505	$474,056

Exhibit 99.1

Consolidated Statement of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Revenue	$75,443	$68,203	$147,200	$134,253
Cost of revenue	18,756	16,860	36,202	33,963
Gross profit	56,687	51,343	110,998	100,290
Operating expenses:
Sales and marketing	35,593	36,033	69,645	69,672
Research and development	21,403	22,394	42,248	43,339
General and administrative	14,428	17,526	30,922	33,372
Acquisition related expenses	4,125	12,521	8,250	25,181
Restructuring charges	—	—	420	—
Amortization of intangible assets	2,033	2,009	4,066	4,046
Total operating expenses	77,582	90,483	155,551	175,610
Loss from operations	(20,895)	(39,140)	(44,553)	(75,320)
Interest income	2,825	577	5,251	699
Interest expense	(722)	(705)	(1,444)	(1,414)
Other expense	(63)	(297)	(32)	(452)
Loss before provision for income taxes	(18,855)	(39,565)	(40,778)	(76,487)
Provision for income taxes	210	40	407	155
Net loss	$(19,065)	$(39,605)	$(41,185)	$(76,642)
Basic and diluted net loss per share	$(0.25)	$(0.54)	$(0.55)	$(1.05)
Shares used to compute basic and diluted net loss per share	74,790	73,084	74,468	72,782

Exhibit 99.1

Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Cash flows from operating activities
Net loss	$(19,065)	$(39,605)	$(41,185)	$(76,642)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,940	2,821	5,844	5,647
Amortization of discount on debt	494	490	987	978
Stock-based compensation	11,290	10,578	21,777	19,540
Allowance for credit losses	433	2,086	1,508	3,399
Changes in operating assets and liabilities:
Accounts receivable	6,425	(6,999)	(1,760)	(9,501)
Prepaid expenses	751	1,816	(3,484)	1,010
Deferred commissions	(821)	(1,397)	(772)	(2,055)
Accounts payable	(1,023)	(1,642)	(528)	(1,929)
Accrued and other liabilities	7,027	15,550	2,105	21,252
Deferred revenue	6,292	2,427	9,415	2,441
Net cash provided by (used) in operating activities	14,743	(13,875)	(6,093)	(35,860)
Cash flows from investing activities:
Cash paid for acquisition	—	(696)	—	(696)
Purchase of property and equipment	(1,017)	(2,146)	(2,080)	(3,486)
Sales and maturities of marketable securities	83,643	33,600	123,072	42,600
Purchase of marketable securities	(85,351)	(46,800)	(133,394)	(79,273)
Net cash used in investing activities	(2,725)	(16,042)	(12,402)	(40,855)
Cash flows from financing activities:
Proceeds from financing obligation	1,081	—	1,081	—
Taxes paid related to net share settlement of equity awards	(811)	—	(2,230)	(3,099)
Proceeds from exercise of stock options	1,156	(292)	2,245	2,991
Net cash provided by (used in) financing activities	1,426	(292)	1,096	(108)
Net change in cash and cash equivalents and restricted cash	13,444	(30,209)	(17,399)	(76,823)
Cash and cash equivalents and restricted cash, beginning of period	62,187	252,090	93,030	298,704
Cash and cash equivalents and restricted cash, end of period	$75,631	$221,881	$75,631	$221,881
Supplemental cash flow information:
Cash paid for interest	$—	$—	$431	$472
Cash paid for taxes	$60	$—	$212	$32
Noncash investing and financing activities:
Changes in capital additions, accrued but not paid	$125	$9	$190	$105
Fair value of shares issued as consideration for acquisition	$—	$4,614	$—	$4,614
Reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheet to the amounts shown in the statements of cash flows above:
Cash and cash equivalents	$74,517	$220,550	$74,517	$220,550
Restricted cash	1,114	1,331	1,114	1,331
Total cash, cash equivalents and restricted cash	$75,631	$221,881	$75,631	$221,881

Exhibit 99.1

Disaggregated Revenue:

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2023	2022	2023	2022
Subscription solutions	$56,135	$51,285	$109,943	$99,272
Partner and services	19,308	16,918	37,257	34,981
Total revenue	$75,443	$68,203	$147,200	$134,253

Revenue by Geography:

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2023	2022	2023	2022
Revenue:
Americas – U.S.	$57,546	$52,760	$112,355	$104,260
Americas – other	3,422	2,988	6,773	5,672
EMEA	8,649	6,802	16,633	13,086
APAC	5,826	5,653	11,439	11,235
Total revenue	$75,443	$68,203	$147,200	$134,253

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

Reconciliation of operating loss to Non-GAAP operating loss:

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
(in thousands)
Operating loss	$(20,895)	$(39,140)	$(44,553)	$(75,320)
Less: stock-based compensation expense	11,290	10,578	21,777	19,540
Less: payroll tax associated with stock-based compensation expense	82	356	233	502
Less: third-party acquisition related costs	4,125	12,521	8,250	25,181
Less: restructuring charges	—	—	420	—
Less: amortization of intangible assets	2,033	2,009	4,066	4,046
Non-GAAP operating loss	$(3,365)	$(13,676)	$(9,807)	$(26,051)
Non-GAAP operating margin	(4.5)%	(20.1)%	(6.7)%	(19.4)%

Reconciliation of net loss & net loss per share to Non-GAAP net loss & Non-GAAP net loss per share:

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
(in thousands)
Net loss	$(19,065)	$(39,605)	$(41,185)	$(76,642)
Less: stock-based compensation expense	11,290	10,578	21,777	19,540
Less: payroll tax associated with stock-based compensation expense	82	356	233	502
Less: third-party acquisition related costs	4,125	12,521	8,250	25,181
Less: restructuring charges	—	—	420	—
Less: amortization of intangible assets	2,033	2,009	4,066	4,046
Non-GAAP net loss	$(1,535)	$(14,141)	$(6,439)	$(27,373)
Non-GAAP net loss per share	$(0.02)	$(0.19)	$(0.09)	$(0.38)
Shares used to compute basic and diluted net loss per share	74,790	73,084	74,468	72,782
Non-GAAP net loss margin	(2.0)%	(20.7)%	(4.4)%	(20.4)%

Exhibit 99.1

Reconciliation of net loss to adjusted EBITDA:

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
(in thousands)
Net loss	$(19,065)	$(39,605)	$(41,185)	$(76,642)
Stock-based compensation expense	11,290	10,578	21,777	19,540
Payroll tax associated with stock-based compensation expense	82	356	233	502
Third-party acquisition related costs	4,125	12,521	8,250	25,181
Restructuring charges	—	—	420	—
Depreciation	906	812	1,778	1,601
Amortization of intangible assets	2,033	2,009	4,066	4,046
Interest income	(2,825)	(577)	(5,251)	(699)
Interest expense	722	705	1,444	1,414
Other income/expense	63	297	32	452
Provision for income taxes	210	40	407	155
Adjusted EBITDA	$(2,459)	$(12,864)	$(8,029)	$(24,450)
Adjusted EBITDA Margin	(3.3)%	(18.9)%	(5.5)%	(18.2)%

Reconciliation of cost of revenue to Non-GAAP cost of revenue:

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
(in thousands)
Cost of revenue	$18,756	$16,860	$36,202	$33,963
Less: share-based compensation expense	1,281	978	2,457	1,840
Less: payroll tax associated with share-based compensation expense	9	9	22	15
Non-GAAP cost of revenue	$17,466	$15,873	$33,723	$32,108
As a % of revenue	23.2%	23.3%	22.9%	23.9%

Reconciliation of sales and marketing expense to Non-GAAP sales and marketing expense:

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
(in thousands)
Sales and marketing	$35,593	$36,033	$69,645	$69,672
Less: share-based compensation expense	3,529	3,523	6,337	6,434
Less: payroll tax associated with share-based compensation expense	37	43	96	106
Non-GAAP sales and marketing	$32,027	$32,467	$63,212	$63,132
As a % of revenue	42.5%	47.6%	42.9%	47.0%

Exhibit 99.1

Reconciliation of research and development expense to Non-GAAP research and development expense:

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
(in thousands)
Research and development	$21,403	$22,394	$42,248	$43,339
Less: share-based compensation expense	3,929	3,029	7,390	5,555
Less: payroll tax associated with share-based compensation expense	14	13	56	50
Non-GAAP research and development	$17,460	$19,352	$34,802	$37,734
As a % of revenue	23.1%	28.4%	23.6%	28.1%

Reconciliation of general and administrative expense to Non-GAAP general and administrative expense:

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
(in thousands)
General & administrative	$14,428	$17,526	$30,922	$33,372
Less: share-based compensation expense	2,551	3,048	5,593	5,711
Less: payroll tax associated with share-based compensation expense	22	291	59	331
Non-GAAP general & administrative	$11,855	$14,187	$25,270	$27,330
As a % of revenue	15.7%	20.8%	17.2%	20.4%

Reconciliation of net cash used in operating activities to free cash flow:

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
(in thousands)
Net cash provided by (used in) operating activities	$14,743	$(13,875)	$(6,093)	$(35,860)
Purchase of property and equipment	(1,017)	(2,146)	(2,080)	(3,486)
Free cash flow	$13,726	$(16,021)	$(8,173)	$(39,346)